Exhibit 10.112
AMENDMENT TO COMMON STOCK PURCHASE WARRANT
This Amendment to Common Stock Purchase Warrant (this “Amendment”), effective as of February 29, 2008, by and between Applied Digital Solutions, Inc., a Delaware corporation (the “Company”), and Valens Offshore SPV I, Ltd. (“Holder”) amends that certain Common Stock Purchase Warrant, issued as of October 31, 2007, by the Company in favor of Holder and exercisable into up to 1,269,431 shares of Common Stock of the Company (as amended, modified or supplemented from time to time, the “Warrant”).
PREAMBLE
WHEREAS, the Company issued and sold the Warrant to Holder;
WHEREAS, the parties wish to amend the Warrant in connection with the Amendment of Warrants and Conditional Consent to Asset Sales made and entered into effective as of February 29, 2008, by and among Kallina Corporation, a Delaware corporation, Laurus Master Fund, Ltd., a Delaware corporation, Valens U.S. SPV I, LLC, a Delaware corporation, Holder, Valens Offshore SPV II, Corp., a Delaware corporation, PSource Structured Debt Limited, a Guernsey limited liability closed-ended company, and the Company.
NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. The definition of “Exercise Price” in the Warrant is hereby deleted and replaced by the following:
The “Exercise Price” applicable under this Warrant shall be the price of $0.70 per share for each share acquired hereunder.
2. This Amendment shall be effective as of the date hereof following the execution and delivery of this Amendment by each of the Company and Holder (the “Amendment Effective Date”).
3. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Warrant, and all of the other forms, terms and provisions of the Warrant remains in full force and effect.
4. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:		HOLDER:

APPLIED DIGITAL SOLUTIONS, INC.		VALENS OFFSHORE SPV I, LTD.

By:	/s/ Lorraine M. Breece	By:	/s/ Scott Bluestein

Name:	Lorraine M. Breece	Name:	Scott Bluestein

Title:	Senior VP and Acting CFO	Title:	Authorized Signatory

Amendment to Common Stock Purchase Warrant